Exhibit 99.1

News release via Canada NewsWire, Toronto 416-863-9350

     Attention Business/Financial Editors:
     Western Goldfields Announces First Quarter Results

     TORONTO, May 6 /CNW/ - Western Goldfields Inc. (TSX:WGI, AMEX:WGW) -
today announced financial results for the three months ended March 31, 2008.
The Company's financial statements were prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"). All dollar amounts are stated in U.S. dollars unless otherwise indicated.

     <<
     During the first quarter:

     -   9,960 ounces of gold were sold;
     -   The expanded leach pad, activated in late 2007, became operational;
     -   The process plant upgrade was completed;
     -   New carbon columns for the processing circuit were installed and were brought on line April 25, 2008.
     >>

     "During the first quarter of 2008, we had 9,146 ounces of gold production from newly mined ore," reported Raymond Threlkeld, President and Chief
Executive Officer. "We also substantially completed the remaining aspects of our capital program at the Mesquite Mine."

     Financial Results
     -----------------
     Western Goldfields incurred a net loss to common shareholders for the three month period ended March 31, 2008 of $19.6 million, or $0.14 per share.
This compares to a loss of $2.6 million, or $0.03 per share for the three month period ended March 31, 2007. The net loss includes a non-cash pre-tax loss of $24.1 million arising from the mark-to-market of contracts for the forward sale of gold, which were taken out as a requirement of our term loan facility. Results for 2008, as compared with 2007, show an increase in gold sold to 9,960 ounces from 1,875 ounces. The average selling price per ounce rose to $929 in the first quarter of 2008 from $658 in the first quarter of
2007.

     Liquidity and Capital Resources
     -------------------------------
     At March 31, 2008 our cash balance was $32.8 million, our restricted cash was $7.5 million, and our working capital was $39.9 million. In addition, the
Company had unutilized credit facilities of $20.7 million of which
$3.0 million was available for the Mesquite Expansion project and $17.7 million was available for general corporate purposes.

     Mesquite Mine Production
     ------------------------
     The Mesquite Mine, in its first quarter of production placed 1.3 million tons of ore on the leach pad at an average grade of 0.0165 ounces of gold per ton. Waste mining production for the quarter was 11.0 million tons. Total recoverable ounces placed on the leach pad in the first quarter were 15,661 ounces of gold.

     <<
                   First Quarter 2008  First Quarter 2007        Change
                   ------------------  ------------------        ------
                   Tons Mined   Grade  Tons Mined   Grade  Tons Mined   Grade
                   ----------   -----  ----------   -----  ----------   -----

     Ore Mined      1,268,736  0.0165      --        --     1,268,736  0.0165
     Waste Mined   11,042,050    --        --        --    11,042,050    --
                   ----------          ----------          ----------

     TOTAL         12,310,786              --              12,310,786
                   ----------          ----------          ----------
                   ----------          ----------          ----------
     >>

     Gold poured during the quarter was 9,146 ounces and gold sold was 9,960 ounces at an average selling price of $929 per ounce and cost of sales of
$939 per ounce of gold(1). Gold sales were at the low end of the Company's projection in March 2008 of 10,000-13,000 ounces due to the slower than expected production of gold bullion resulting in higher than planned inventories in the heap leach pad.
     Operating costs were negatively impacted by higher tire costs during the first quarter due to performance related issues. Subsequent to the end of the quarter the Company has been successful in procuring Belshina tires for the haul trucks which to date perform better, last longer and result in improved tire costs.

     Mesquite Capital Expenditures
     -----------------------------
     During the first quarter, the remaining aspects of our capital program were substantially completed. The retrofit of the process plant was completed, and new carbon columns for the processing circuit were also installed during the quarter and were brought on line April 25, 2008. Good progress was also made in construction of the new truck repair shop and warehouse and mine administrative offices, which will be completed during the second quarter.
     Our latest forecast for spending on the mine expansion capital program is
$110.1 million, of which $95.9 million was incurred in 2006 and 2007 and
$7.8 million was incurred in the first quarter of 2008, with the remainder of
$6.4 million to be spent during the second quarter of 2008.
     In addition to the expansion capital, $1.3 million was spent during the first quarter, of which approximately 50% was spent on development drilling.
Planned spending for the balance of the year is $3.5 million primarily for a front-end loader which will be delivered during the third quarter. This additional loading unit will provide the ability to maintain production levels now that the additional fourth crew has been mobilized.

     2008 Outlook
     ------------
     Mesquite is expected to produce between 20,000-30,000 ounces of gold in the second quarter. The decrease in production as compared with prior estimates is related to the timing of leaching and gold tied up in solution as pad inventory. Ounces placed on the heap leach pad are above budget, but the timing and amount of solution going to the carbon columns for gold recovery has not reached anticipated levels. Now that the new process facility is operating, solution flow has more than doubled and will allow more gold in solution to be processed from the heap leach pad.
     Fuel prices have risen steadily since late December 2007. Our initial cost model for 2008 was $2.75 per gallon for off-road diesel fuel. Fuel not only affects the direct mining costs as consumed by our trucks and shovels, but also affects the cost of delivered consumables, such as explosives and lime. Our current forecasts assume a cost of $3.55 per gallon, which is consistent with both current spot and forward prices for diesel.
     Given the slower leach recovery and the increase in consumable costs, mainly of diesel fuel, gold production for 2008 is projected to be
135,000-145,000 ounces, a decrease from the 155,000-165,000 ounces previously estimated. Cost of sales for 2008 is expected to average between
$470-$490 per ounce of gold(1), up $60 per ounce from previous estimates of
$410-$430 per ounce(1).
     Going forward, 2009 gold production is expected to be 135,000-145,000 ounces of gold production at a cost of sales of $430-$450 per ounce(1).
Average annual gold production for the period 2010-2015 is expected to grow to
160,000-170,000 ounces of gold at an average cost of sales of
$390-$410 per ounce(1).

     <<
     (1) Cost of sales per ounce is defined as cost of sales as per the
         Company's financial statements divided by the number of ounces sold.
     >>

     Western Goldfields Inc.
     -----------------------
     Western Goldfields Inc. is an independent gold production and exploration company with a focus on precious metal mining opportunities in North America.
The Mesquite Mine, currently the Company's sole asset, was brought into production in January 2008, and the Company's focus is now on achieving the anticipated rate of production and completing planned improvements to the property. Western Goldfields common shares trade on the Toronto Stock Exchange under the symbol WGI, and on the American Stock Exchange under the symbol WGW.
For further details, please visit www.westerngoldfields.com.

     Forward-Looking Information
     ---------------------------
     Certain statements contained in this news release and subsequent oral statements made by and on behalf of the Company may contain forward-looking information within the meaning of the United States Private Securities
Litigation Reform Act of 1995 and similar Canadian legislation. Such forward-looking statements are identified by words such as "intends",
"anticipates", "believes", "expects", "plans" and include, without limitation, statements regarding the Company's plan of business operations, production and cost estimates, receipt of working capital, anticipated revenues, and capital and operating expenditures. These forward-looking statements are based on the best estimates of management at the time such statements are made. There can be no assurance that such statements will prove to be accurate; actual results and future events could differ materially from such statements. Factors that could cause actual results to differ materially include, among others, those set forth in the Company's Annual Report on Form 10-KSB for the year ended
December 31, 2007 filed with the U.S. Securities and Exchange Commission, under the caption "Risk Factors". Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

     <<
                            WESTERN GOLDFIELDS INC.
                          CONSOLIDATED BALANCE SHEETS
                          (In thousands U.S. dollars)

                                                     March 31,    December 31,
                                                       2008          2007
                                                   ------------- -------------
                                                    (Unaudited)    (Audited)
     ASSETS
       CURRENT ASSETS
         Cash and cash equivalent                  $     32,829  $     43,870
         Restricted cash                                  7,500         7,500
         Receivables                                        220           298
         Inventories                                     17,242        11,201
         Prepaid expenses                                   845           887
         Current portion of deferred income
          tax asset                                       2,458           755
                                                   ------------- -------------
           TOTAL CURRENT ASSETS                          61,094        64,512
                                                   ------------- -------------

       Property, plant, and equipment, net of
        accumulated amortization                         94,981        77,951
       Construction in progress                          12,082        21,864
       Investments - reclamation and remediation          8,723         8,661
       Long-term deposits                                   352           348
       Long-term prepaid expenses                         1,512         1,555
       Deferred debt issuance costs, net of
        accumulated amortization                          3,112         3,227
       Deferred income tax asset                         44,507        36,379
                                                   ------------- -------------
           TOTAL OTHER ASSETS                           165,269       149,984
                                                   ------------- -------------

     TOTAL ASSETS                                  $    226,363  $    214,495
                                                   ------------- -------------
                                                   ------------- -------------

     LIABILITIES & STOCKHOLDERS' EQUITY
       CURRENT LIABILITIES
         Accounts payable and accrued liabilities  $     7,274   $      8,781
         Current portion of mark-to-market loss
          on gold hedging contracts                      6,303          1,935
         Current portion of loan payable                 7,589          6,882
                                                   ------------- -------------
           TOTAL CURRENT LIABILITIES                    21,166         17,598
                                                   ------------- -------------

       LONG-TERM LIABILITIES
         Mark-to-market loss on gold hedging
          contracts                                     76,710         56,966
         Loan payable                                   76,734         69,581
         Reclamation and remediation liabilities         5,148          5,061
                                                   ------------- -------------

           TOTAL LIABILITIES                           179,758        149,206
                                                   ------------- -------------

       COMMITMENTS AND CONTINGENCIES                         -              -

       STOCKHOLDERS' EQUITY
         Common stock, of no par value, unlimited
          shares authorized; 136,234,196 and
          135,049,685 shares issued and
          outstanding,respectively                      134,596       133,725
         Stock options and warrants                       7,620         7,551
         Accumulated deficit                            (95,611)      (75,987)
         Accumulated other comprehensive income               -             -
                                                   ------------- -------------
           TOTAL STOCKHOLDERS' EQUITY                    46,605        65,290
                                                   ------------- -------------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $    226,363  $    214,495
                                                   ------------- -------------
                                                   ------------- -------------

                            WESTERN GOLDFIELDS INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                            AND COMPREHENSIVE LOSS
                          (In thousands U.S. dollars)
                                  (Unaudited)

                                                  Three Months Ended March 31,
                                                  ----------------------------
                                                       2008          2007
                                                   ------------- -------------
     REVENUES
       Revenues from gold sales                    $      9,256  $      1,233

     COST OF GOODS SOLD
       Mine operating costs                               9,087         2,209
       Amortization and accretion                         2,094           375
       Royalties                                            265            45
                                                   ------------- -------------
                                                         11,446         2,629
                                                   ------------- -------------

     GROSS LOSS                                          (2,190)       (1,396)
                                                   ------------- -------------

     EXPENSES
       General and administrative                         1,111         1,085
       Stock based compensation                             370           468
       Exploration                                          224           283
                                                   ------------- -------------
                                                          1,704         1,836
                                                   ------------- -------------

     OPERATING LOSS                                      (3,894)       (3,232)
                                                   ------------- -------------

     OTHER INCOME (EXPENSE)

       Interest income                                      384           518
       Interest expense and commitment fees                (699)            -
       Amortization of deferred debt issuance costs        (115)            -
       Unrealized loss on mark-to-market of gold
        forward sales contracts                         (24,112)            -
       Loss on foreign currency exchange                 (1,020)           81
                                                   ------------- -------------
                                                        (25,563)          598
                                                   ------------- -------------

     LOSS BEFORE INCOME TAXES                           (29,456)       (2,634)

     INCOME TAX RECOVERY                                 (9,832)            -
                                                   ------------- -------------

     NET LOSS TO COMMON STOCKHOLDERS                    (19,624)       (2,634)

     OTHER COMPREHENSIVE INCOME
       Foreign currency translation adjustment                -        (5,257)
                                                   ------------- -------------

     NET COMPREHENSIVE LOSS                        $    (19,624) $     (7,891)
                                                   ------------- -------------
                                                   ------------- -------------

     BASIC AND DILUTED NET LOSS PER SHARE          $      (0.14) $      (0.03)
                                                   ------------- -------------
                                                   ------------- -------------

     WEIGHTED AVERAGE NUMBER OF
      COMMON SHARES OUTSTANDING                     135,659,101   102,882,801
                                                   ------------- -------------
                                                   ------------- -------------

                            WESTERN GOLDFIELDS INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                          (In thousands U.S. dollars)
                                  (Unaudited)

                                                  Three Months Ended March 31,
                                                  ----------------------------
                                                       2008          2007
                                                   ------------- -------------

     CASH FLOWS FROM OPERATING ACTIVITIES
       Net loss                                    $    (19,624) $     (2,634)
       Adjustments to reconcile net loss to net
        cash provided (used) by operating
        activities:
       Items not affecting cash:
         Amortization of property, plant and
          equipment                                       2,013           295
         Amortization of deferred debt issuance
          costs                                             115             -
         Accretion expense                                   87            84
         Deferred income taxes                           (9,832)            -
         Interest net of reimbursed costs -
          reclamation and remediation                       (63)          (84)
         Stock based compensation                           370           468
         Mark-to-market loss on gold hedging
          contracts                                      24,112             -
         Changes in assets and liabilities:
         Decrease (increase) in:
           Accounts receivable                               78          (98)
           Inventories                                   (6,041)         (71)
           Prepaid expenses and deposits                     86         (178)
           Long term deposits                                (3)          (3)
         Increase (decrease) in:
           Accounts payable                              (1,339)        (801)
           Payroll and related taxes payable             (1,562)           -
           Accrued expenses                               1,051          683
           Accrued interest expense                        (171)           -
                                                  -------------- -------------
     Net cash provided (used) by operating
      activities                                        (10,723)       (2,338)
                                                  -------------- -------------

     CASH FLOWS FROM INVESTING ACTIVITIES
       Purchase of property & equipment,
        including construction in progress               (8,749)       (5,715)
                                                  -------------- -------------
     Net cash provided (used) by investing
      activities                                         (8,749)       (5,715)
                                                  -------------- -------------

     CASH FLOWS FROM FINANCING ACTIVITIES
       Term loan advances                                 7,860             -
       Deferred debt issuance costs                           -           (18)
       Common stock issued for cash                           -        59,190
       Exercise of options to purchase common
        stock                                               233           145
       Exercise of warrants to purchase common
        stock                                               337           379
                                                  -------------- -------------
     Net cash provided by financing activities            8,430        59,697
                                                  -------------- -------------

     Change in cash                                     (11,041)       51,644

     Cash and cash equivalents, beginning of
      period                                             43,870         5,503
                                                  -------------- -------------

     Cash and cash equivalents, end of period      $     32,829  $     57,147
                                                  -------------- -------------
                                                  -------------- -------------

     SUPPLEMENTAL CASH FLOW DISCLOSURES:
       Interest paid (received), net               $       413   $          -
                                                  -------------- -------------
                                                  -------------- -------------

     NON-CASH FINANCING AND
      INVESTING ACTIVITIES:
       Stock, options and warrants issued for
        services                                   $       370   $        468
       Equipment purchases included in accounts
        payable                                    $       513   $          -
       Deferred debt issuance costs included in
        accrued expenses                           $         -   $        312
     >>

     %CIK: 0001394186

     /For further information: please visit www.westerngoldfields.com, or contact: Raymond Threlkeld, President and Chief Executive Officer, (416)
324-6005, rthrelkeld(at)westerngoldfields.com; Brian Penny, Chief Financial
Officer, (416) 324-6002, bpenny(at)westerngoldfields.com; Julie Taylor Pantziris,
Director, Regulatory Affairs and Investor Relations, (416) 324-6015,
jtaylor(at)westerngoldfields.com/
     (WGI. WGW)

CO:  Western Goldfields Inc.

CNW 16:08e 06-MAY-08